UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 22, 2010

BIOSANTE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Barclay Boulevard Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

(847) 478-0500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01                                             Entry into a Material Definitive Agreement.

On December 22, 2010, BioSante Pharmaceuticals, Inc. (“BioSante”) entered into another amendment, effective as of December 15, 2010, to that certain Common Stock Purchase Agreement dated as of December 15, 2008 (as amended, the “Purchase Agreement”) between BioSante and Kingsbridge Capital Limited (“Kingsbridge”) pursuant to which the parties extended the term of the committed equity financing facility (as amended, the “CEFF”) by one additional year and eliminated the $15,000 quarterly due diligence fee.

Subject to certain conditions, the CEFF allows BioSante to raise capital as required, at the time and in the amounts deemed suitable to BioSante, at BioSante’s sole discretion, through December 29, 2011 through the issuance of up to the lesser of: (1) 5,680,840 shares of BioSante common stock or (2) $25 million in BioSante common stock. Subject to certain conditions and limitations, from time to time under the Purchase Agreement, BioSante may, at its sole discretion, require Kingsbridge to purchase newly-issued shares of BioSante common stock in tranches of up to a maximum amount of 1.5% of BioSante’s market capitalization at the time of the draw down of such tranche. Each tranche will be issued and priced over an eight-day pricing period. Kingsbridge will purchase shares of BioSante common stock pursuant to the CEFF at discounts ranging from 8% to 14% depending on the volume-weighted average price of BioSante common stock during the eight-day pricing period, provided that the minimum acceptable purchase price for any shares to be issued to Kingsbridge during the eight-day period will be equal to the higher of $1.15 or 90% of the closing sale price of BioSante common stock on the day before the commencement of each draw down.

BioSante is not obligated to sell any of the $25 million of common stock available under the CEFF and there are no minimum commitments or minimum use penalties.  BioSante is not prohibited from conducting additional debt or equity financings, other than certain financings involving the issuance of “future-priced securities,” which are defined to include securities where the purchase, conversion or exchange price is determined using any floating discount or post-issuance adjustable discount to the market price of BioSante common stock. The Purchase Agreement does not contain any restrictions on BioSante’s operating, licensing and M&A activities, automatic pricing resets or minimum market volume restrictions. Kingsbridge has agreed that throughout the term of the CEFF, neither it nor any of its affiliates will enter into or execute a short sale of any of BioSante’s securities.

The foregoing description of the material terms of Amendment No. 2 to the Common Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the actual text of the Purchase Agreement and each of the two subsequent amendments to the Purchase Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this report and are incorporated herein by reference.

Section 3 — Securities and Trading Markets

Item 3.02                                             Unregistered Sales of Equity Securities.

BioSante relied on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder, in connection with obtaining Kingsbridge’s commitment under the CEFF. The shares of BioSante common stock issuable under the CEFF have not been registered under the Securities Act, or state securities laws, and may not be offered or sold in the United States without being registered with the U.S. Securities and Exchange Commission (“SEC”) or through an applicable exemption from SEC registration requirements.

The other information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
10.1

Common Stock Purchase Agreement dated December 15, 2008 between BioSante Pharmaceuticals, Inc. and Kingsbridge Capital Limited (Incorporated by reference to Exhibit 10.1 to BioSante’s Current Report on Form 8-K as filed on December 18, 2008 (File No. 001-31812))

10.2

Amendment No. 1 to Common Stock Purchase Agreement dated as of March 24, 2010 between BioSante Pharmaceuticals, Inc. and Kingsbridge Capital Limited (Incorporated by reference to Exhibit 10.39 to BioSante’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (File No. 001-31812))

10.3	Amendment No. 2 to Common Stock Purchase Agreement dated effective as of December 15, 2010 between BioSante Pharmaceuticals, Inc. and Kingsbridge Capital Limited (Filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSANTE PHARMACEUTICALS, INC.

By:	/s/ Phillip B. Donenberg
Phillip B. Donenberg
Senior Vice President of Finance, Chief Financial
Officer and Secretary

Dated:   December 22, 2010

BIOSANTE PHARMACEUTICALS, INC.

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing
10.1	Common Stock Purchase Agreement dated December 15, 2008 between BioSante Pharmaceuticals, Inc. and Kingsbridge Capital Limited	Incorporated by reference to Exhibit 10.1 to BioSante’s Current Report on Form 8-K as filed on December 18, 2008 (File No. 001-31812)
10.2	Amendment No. 1 to Common Stock Purchase Agreement dated as of March 24, 2010 between BioSante Pharmaceuticals, Inc. and Kingsbridge Capital Limited	Incorporated by reference to Exhibit 10.39 to BioSante’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (File No. 001-31812)
10.3	Amendment No. 2 to Common Stock Purchase Agreement dated effective as of December 15, 2010 between BioSante Pharmaceuticals, Inc. and Kingsbridge Capital Limited	Filed herewith